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                                                               Exhibit 23(i)



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-75271 of First Security Corporation on Form S-3 of our report dated February 24, 1999 appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Salt Lake City, Utah
April 15, 1999